NEWCOR, INC.
                   Exhibit 10(I) to Form 10-K
               For the Year Ended October 31, 1995

                   RETIREMENT AND TERMINATION
                       BENEFITS AGREEMENT


      THIS AGREEMENT, dated as of the 22nd day of February, 1995,
by   and   among  NEWCOR,  INC.,  a  Delaware  corporation   (the
"Company"), and RICHARD A. SMITH ("Employee").

                      W I T N E S S E T H:

      WHEREAS, the Company and Employee are parties to a certain Employment Agreement dated December 15, 1993, as amended by agreement dated March 2, 1994 (the "Employment Agreement") pursuant to which Employee has been employed as the President and Chief Executive Officer of the Company; and

       WHEREAS,   the  Company  and  Employee  have  carried   on
discussions   and   reached  certain  understandings   concerning
Employee's retirement as an employee and officer of the  Company;
and

       WHEREAS,   the   Employment  Agreement  contains   certain
provisions concerning termination benefits in the event the Employment Agreement is terminated; and

      WHEREAS, the Company and Employee desire to modify and supersede the Employment Agreement as it relates to Employee's retirement.

      NOW, THEREFORE, in consideration of the premises, the agreements and understandings contained herein, and the payments to be made by the Company pursuant hereto, the Company and Employee mutually agree as follows:

      1. Retirement; Resignation. Employee shall retire as an employee and resign as an officer of the Company, effective March 1, 1995 (the "Effective Date"). The Employment Agreement shall remain in full force and effect until the Effective Date. The Employment Agreement, and all other agreements, commitments and understandings between the Company and Employee, whether oral or written, shall terminate and end as of the Effective Date. Such retirement and resignation, however, shall in no way affect Employee's service as a Director of the Company, which shall continue in accordance with the Bylaws of the Company and applicable law.

      2. Continuing Activities. Notwithstanding Employee's resignation as an employee, and in consideration of the payments to be made hereunder by the Company, Employee agrees to make himself available at the Company's executive offices at prearranged times during regular business hours for a reasonable period following the Effective Date to consult with the President and Chief Executive Officer of the Company. The length of such service shall be mutually agreed upon by Employee and the President and Chief Executive Officer. Following such period and continuing through the remainder of the Payment Period (as hereinafter defined), as may be in each instance agreed to by Employee and the Chairman of the Company, Employee shall consult with the Company concerning such matters related to the Company's business as employee shall reasonably determine he can provide assistance to the Company.

       3. Continuing Payments. In consideration of the foregoing, and the other agreements and undertakings of Employee contained herein, and in full accord, satisfaction and discharge of any and all obligations, agreements (including the Employment Agreement), commitments and understandings, the Company shall for the period commencing on the Effective Date and ending on March 31, 1996 (the "Payment Period"):

           a.    Pay Employee the sum of $215,193, payable at the
     intervals at which executive officers of the Company receive
     salary   payments,  less  any  taxes  and  other  deductions
     required to be withheld by law.

           b. Provide Employee and his family with the full health, life and accident and disability insurance benefits presently made available by the Company to the Employee in accordance with the Employment Agreement.

          c Permit Employee continued use of the Company-owned car presently driven by Employee, and pay all insurance, maintenance and repair and all other costs and expenses
     (including the cost of gasoline) of such automobile resulting from Employee's use of it.

      4. Office Support. Commencing upon the expiration of the transition period referenced in Paragraph 2 above, and continuing for the balance of the Payment Period, the Company shall reimburse Employee, upon submission of satisfactory evidence of payment, for the costs, not to exceed $10,000 in the aggregate, of maintaining an office of Employee's selection and other transitional expenses.
      5. Options. As provided in the Company's 1982 and 1993 Management Stock Incentive Plan (the "Plan"), Employee shall have 12 months following the Effective Date to exercise any options issued to Employee under the Plan which are vested as of the Effective Date.

      6. Other Agreements. Following the Effective Date, the Company agrees to reimburse Employee for all expenses incurred by Employee in connection with his employment with the Company, following receipt from Employee of all outstanding expense reports, in the manner and format customarily prescribed by the Company of its employees.

       7. Release. In consideration of the payments and reimbursements to be made hereunder by the Company (which Employee acknowledges as good and valuable consideration and which constitute, in whole or in part, monies or benefits to which Employee is not otherwise entitled under the Employment Agreement or otherwise), Employee, on behalf of himself and his heirs, legal representatives and assigns, hereby releases and forever discharges the Company, and its subsidiaries, divisions, units, successors, affiliates, shareholders, directors, officers, agents, employees and former employees (hereinafter the "Released Parties") of and from all actions, causes of action, claims, demands, compensatory, exemplary, statutory and punitive damages, costs, suits, debts, dues, sums of money, accounts, reckonings, bills, covenants, contracts, liens, controversies, agreements, promises, variances, trespasses, executions, liability and any all consequential damages whatsoever, in law or in equity, which Employee, individually, or in any representative capacity, had, now has or may have or shall have against the Released Parties by reason of any matter, fact, representation, cause or thing of any conceivable kind and character whatsoever, and which occurred up to the Effective Date, including specifically, but not by way of limitation, any and all claims of discrimination, wrongful discharge, breach of contract, fraud, promissory estoppel, misrepresentation, retaliation, all claims under or in connection with the Age Discrimination in Employment Act, the Older Workers Benefits Protection Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Employee Retirement Income Security Act of 1974, the Michigan Elliott-Larsen Civil Rights Act, the Michigan Handicappers' Civil Rights Act, the Michigan Workers Disability Compensation Act, The American with Disabilities Act, and any other Michigan and federal statutes and the common law of the State of Michigan and the United States, actions based on torts, public policy, defamation or injuries incurred on the job or incurred as a result of loss of employment, and any and all claims and demands of every conceivable kind based upon or in connection with or involving Employee's employment and the termination of such employment.

      8. Waiver. In further consideration, Employee, on behalf of himself, his heirs, legal representatives and assigns, hereby covenants with the Released Parties that he will not sue or proceed in any manner, whether at law or in equity, against any of them, for and account of any claim of any nature whatsoever, including but not limited to any claim for injuries or compensatory, exemplary, statutory or punitive damages as the result of the events arising out of or relating in any way to Employee's employment or the termination of such employment with the Company.

     9. Indemnification. Nothing contained herein shall alter, amend or limit in any way Employee's right and entitlement as an officer, director and employee of the Company to be indemnified by the Company in accordance with, and subject to, the Certificate of Incorporation and Bylaws of the Company and applicable law.

      10. Additional Agreements by Employee. Employee hereby makes the following additional agreements with the Company:

           a. The Employee agrees that he will not, at any time during the Payment Period, without Company's express written consent engage in any business that is competitive with any business of the Company, directly or indirectly, alone or as a partner, officer, director, stockholder employee of, or as a consultant or adviser to, any other entity.

           b. Throughout the Payment Period and continuing thereafter, Employee agrees to keep confidential all trade secrets, customer lists, business strategies, financial and marketing information, and other data concerning the private affairs of the Company or any of its affiliates made known to or developed by Employee during the course of his employment by the Company, or during the Payment Period (the "Confidential Information"), not to use any Confidential Information or supply Confidential Information to others other than in furtherance of the Company's business, and to return to the Company all copies, in whatever form, of all Confidential Information and other documents relating to the business of the Company or of any of its affiliates which may be in the possession or under the control of Employee. Further, Employee acknowledges and agrees that any intellectual property of any sort developed or invented by Employee while employed by the Company (or any at time during the Payment Period) whether or not during work hours, shall be and remain the sole and exclusive property of the Company, and Employee shall have no interest therein.

           c. Employee agrees that, during the Payment Period and for five (5) years thereafter, he will make no attempt whatsoever to induce or encourage any employee of the Company or any of its affiliates to leave such employment for employment with any other entity with which Employee is associated and which is engaged in any line of business which is competitive with the Company or any of its affiliates; provided, however, the foregoing restriction and agreement by Employee shall not relate to any family member of Employee, including Eric Smith, a current employee of the Company.

      11. Waiting and Revocation Periods. Employee expressly acknowledges that he has been advised and instructed that he has the right to consult an attorney and that he should review the terms of this Agreement with counsel of his own selection. Employee further acknowledges that he has twenty-one (21) days with which to consider the terms of this Agreement and to review its terms and conditions with his attorney. Employee understands and agrees that this Agreement is revocable by either party for seven (7) days after its execution by both parties, and that this Agreement shall not become effective or enforceable until such period has expired. This Agreement automatically becomes enforceable and effective on the 8th day after the date this Agreement is signed by the parties. This Agreement may be revoked by a writing sent certified mail by either party post-marked no later than the 7th day after the Agreement is signed by both parties (unless that day is a Sunday or a holiday, in which event the period is extended to day there is mail service).

      12. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the subject matter hereof and supersedes all other agreements or understandings, including, but not limited to the Employment Agreement. This Agreement cannot be altered or amended except in writing, which writing must be signed by Employee and the President and Chief Executive Officer of the Company. In no event shall this Agreement be modified by any oral statements, agreements, commitments or understandings.

       13. Free Act and Deed. The Company and Employee acknowledge that they have reviewed this Agreement, understand its terms and execute this Agreement as their free act and deed. Employee further acknowledges that he has been afforded the opportunity to review this Agreement with counsel of his own choice and that he knowingly and voluntarily approves this Agreement.

      14. Choice of Law and Severability. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan applicable to contracts made and to be performed within such State. If any provision of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall, in such event, be construed as if such invalid and/or unenforceable provision had never been contained herein.

      15. Arbitration. In any controversy, dispute, or claim arising out of or relating to this Agreement or any claimed breach thereof shall be settled by arbitration in accordance with the commercial rules of the American Arbitration Association at its Southfield, Michigan offices. Judgment upon any award may be entered in any circuit court or other court having jurisdiction thereof, without notice to the opposite party or parties. Anything contained herein to the contrary notwithstanding, this agreement to arbitrate shall not be deemed to be a waiver of the Company's right to secure equitable relief including injunction (whether as part of or separate from the arbitration proceeding) if and when otherwise appropriate.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


     THIS IS A RELEASE.  READ BEFORE SIGNING.


                              NEWCOR, INC.



                              By   /s/ William A. Lawson
                                   -----------------------
                                   Its  Chairman
                                        ------------------


                              /s/ Richard A. Smith
                              ----------------------
                              RICHARD A. SMITH